Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2022, relating to the financial statements of Vishay Precision Group, Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Brightman Almagor Zohar & Co.
A Firm in the Deloitte Global Network

Tel Aviv, Israel

May 26, 2022